Exhibit 10.3

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Lucas Haldeman (“Employee”) and SmartRent, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”; the direct and indirect current and former subsidiaries and affiliates of the Company, including, without limitation, SmartRent Technologies, Inc. (f/k/a SmartRent.com, Inc.), together with the Company, each individually and collectively referred to as the “Company Group”).

RECITALS

WHEREAS, Employee was employed at-will by the Company Group;

WHEREAS, Employee signed an Employment Agreement on March 17, 2021, as amended by the First Amendment to Employment Agreement between the Parties, effective January 1, 2024 (the “Employment Agreement”);

WHEREAS, Employee signed an Employee Confidentiality and Proprietary Rights Agreement on March 17, 2021 (the “Confidentiality Agreement”);

WHEREAS, Employee was granted certain awards of stock options (“Options”) to purchase shares of the Company’s common stock (“Shares”) and restricted stock units covering Shares (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and Amended and Restated 2018 Stock Plan (the “2018 Plan,” and together with the 2021 Plan, the “Plans”) and applicable award agreements thereunder (collectively the “Award Documents”), as set forth in Schedule I attached hereto (such awards, collectively, the “Awards”);

WHEREAS, Employee’s employment with the Company Group is terminating effective July 29, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company Group and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s relationship with or separation from the Company Group.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of and contingent on Employee’s execution of this Agreement, this Agreement going into effect, and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.
Severance Pay. The Company will cause Employee to be paid a total of One Million One Hundred Seventy Thousand Dollars ($1,170,000), less applicable payroll deductions and withholdings, (the “Cash Severance Payment”), which shall be paid in approximately equal installments, less applicable payroll deductions and withholdings, in accordance with the Company Group’s applicable regular payroll practices and dates, during the eighteen (18) month period beginning no later than the first regular payroll date that occurs at least five (5) business days following the Effective Date of this Agreement.

b.
Continued Medical Benefit. The Company will cause Employee to be paid a lump sum taxable cash payment in the gross amount of $23,250, less applicable payroll deductions and withholdings (the “COBRA Severance Payment”). The COBRA Severance Payment reflects the approximate cost of continued health coverage under COBRA (as defined below) for a period of eighteen (18) months. The COBRA Severance Payment will be paid with the first installment of the Cash Severance Payment. For the avoidance of doubt, this payment is not conditioned on Employee electing COBRA continuation coverage.

c.
Accelerated Vesting of Equity Awards. On the Separation Date, but subject to the effectiveness of this Agreement as provided herein, Employee’s vesting in each of the Company equity awards (but specifically excluding any awards that vest in whole or in part based on the achievement of performance goals) shall accelerate as to the number of shares subject to the applicable equity award that otherwise would have vested within the eighteen (18) month period immediately following the Separation Date had Employee remained employed by the Company Group through such period (and specifically excluding any awards that would have vested in connection with a change in control of the Company or similar event), as set forth on Schedule I attached hereto.

d.
Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1, and that other than the consideration set forth in this Agreement, Employee is not and will not be entitled to any other severance or other payments, compensation, or benefits from the Company Group (whether under the Employment Agreement or otherwise).

2.
Stock. The Parties agree that, subject to any acceleration provided in Section 1.c., the Awards will be considered to have vested only up to the Separation Date as set forth in Schedule I attached hereto. Any Awards (or portions thereof) that have not vested through the Separation Date or in accordance with Section 1.c. are forfeited as of the end of the Separation Date and Employee no longer has any further rights with respect to such Awards (or applicable portions thereof) or any Shares subject thereto. Except as provided herein, the Awards shall continue to be governed by the terms and conditions of the applicable Award Documents, including without limitation the exercisability of any vested Options.

3.
Resignation from the Board and all Company Positions. Employee acknowledges and agrees that, as of the Separation Date, Employee no longer is, and no longer has any rights to serve as, a member of the Company’s Board of Directors (the “Board”). Executive similarly acknowledges and agrees that, as of the Separation Date, Employee no longer serves as an officer, employee, member of the board of directors, or in any other capacity with the Company Group. As required by the Employment Agreement, Employee will promptly sign any instruments that the Company requires to confirm Employee’s cessation of service on the Board and in other positions with the Company Group (including, but not limited to, no later than July 29, 2024, a separate resignation from the Board effective as of such date and in a form provided by the Company).

4.
Benefits. Employee’s Company Group-sponsored health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs (or such earlier date as may be required by applicable plan terms and conditions), subject to Employee’s right to continue Employee’s health insurance under COBRA. Subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in the Awards or any other equity awards, ceased as of the Separation Date (except that the Company intends to pay Employee’s regular base salary through July 31, 2024, notwithstanding Employee’s earlier termination from employment).

5.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company Group has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, equity awards, vesting, and any and all other benefits and compensation due to Employee by the Company Group.

6.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by each entity in the Company Group, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s relationship with the Company Group and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, the Immigration Reform and Control Act, the Arizona Wage Act, the Arizona Equal Pay Act, the Arizona Employment Protection Act, the Arizona Civil Rights Act, the Fair Wages and Healthy Families Act, and the Arizona Occupational Health and Safety Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the withholding or other tax treatment of any of the proceeds received by Employee from the Company Group; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. In addition, this release does not extend to any rights of indemnification Employee may have pursuant to any indemnification agreement between the Company Group and Employee, pursuant to the Company’s certificate of incorporation and bylaws, or under any applicable D&O insurance policy with the Company, subject to the respective terms, conditions, and limitations of such indemnification agreement, certificate of incorporation and bylaws, or D&O insurance policy, in each case, as may be applicable.

7.
Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.
Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, would have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

9.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company Group or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company Group or any of the other Releasees.

10.
No Right to Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company Group, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company Group.

11.
Trade Secrets and Confidential Information/Company Property.

a.
Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including (but not limited to) the provisions therein regarding nondisclosure of Proprietary Information (as defined in the Confidentiality Agreement). Employee understands and agrees that Proprietary Information will also encompass any Proprietary Information of all entities in the Company Group and Employee will preserve such Proprietary Information. Employee also reaffirms and agrees to abide by the Restrictive Covenants set forth in Section 10 of the Employment Agreement (and, for the avoidance of doubt, Employee acknowledges and agrees that all references to the “Company” in Section 10 of the Employment Agreement are intended to encompass the Company Group). Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company Group (with the exception of a copy of the employee handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company Group, or otherwise belonging to the Company Group, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company Group.

b.
To the extent that the Company Group does not own any and all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress and all intellectual property rights therein and thereto (“Innovations”) that Employee (either solely or jointly) conceived, reduced to practice, created, derived, developed, or made during Employee’s employment with a member of the Company Group (“Company Innovations”), Employee hereby irrevocably assigns to Company all of Employee’s right, title, and interest (including all related intellectual property rights) in and to such Company Innovations, other than Excluded Innovations. “Excluded Innovations” means any Innovation which Employee can prove (i) was developed entirely on Employee’s own time, (ii) without the use of Company Group equipment, supplies, facilities, or trade secret information, (iii) does not relate (A) directly to the business of the Company Group, or (B) to the actual or demonstrably anticipate research or development of the Company Group; and (iv) does not result from any work performed by Employee for the Company Group.
c.
Employee hereby assigns to the Company all of Employee’s right, title and interest in and to the domain names listed on Exhibit A (the “Transferred Domains”) and agrees to execute the Domain Name Assignment on Exhibit B. In accordance with the assignment of the Transferred Domains, Employee agrees, promptly upon the request of the Company, to execute and deliver such further agreements or documents, and to take such further action, as may be necessary or desirable to evidence more fully or effectuate the assignment of the Transferred Domains. In particular, Employee hereby covenants to fully cooperate with and assist Company in the submission of any electronic mail messages or registrant name change agreements or any other documents required by any entity responsible for maintaining records of ownership of Internet domain names to transfer the assignment and registration of the Transferred Domains from Employee to Company, in accordance with such entity’s procedures and policies.
12.
No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to instruct its officers and directors to (i) refrain from any disparagement, defamation, libel, or slander of Employee and (ii) refrain from any tortious interference with the contracts and relationships of Employee.

14.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Additionally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company Group’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company Group Proprietary Information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. For the sake of clarity, Company Group Proprietary Information does not include information regarding working conditions, wages, benefits, or other terms and conditions of employment, to the extent such information is protected by applicable law. Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company Group attorney-client privileged communications or privileged attorney work product. Employee understands that nothing in the Confidentiality Agreement (or any other agreement with the Company Group) shall limit or prohibit Employee from engaging in any protected conduct set forth in this section. Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

15.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.

16.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company Group hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company Group of any fault or liability whatsoever to Employee or to any third party.

17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.
Arbitration. Except as prohibited by law, the Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, Employee’s relationship with the Company Group or the terms thereof, or any of the matters herein released, shall be subject to arbitration under the Federal Arbitration Act (the “FAA”) and that the FAA shall govern and apply to this arbitration agreement with full force and effect; however, without limiting any provisions of the FAA, a motion or petition or action to compel arbitration may also be brought in state court under the procedural provisions of such state’s laws relating to motions or petitions or actions to compel arbitration. Employee agrees that, to the fullest extent permitted by law, Employee may bring any such arbitration proceeding only in Employee’s individual capacity. Any arbitration will occur in Arizona, before JAMS, pursuant to its Employment Arbitration Rules & Procedures, except as expressly provided in this section. The Parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, and motions to dismiss, applying the standards set forth under the Arizona Rules of Civil Procedure. The Parties agree that the arbitrator shall apply Arizona substantive law to the arbitration (without reference to any conflict-of-law provisions of any jurisdiction) and shall issue a written decision on the merits. The Parties also agree that the arbitrator shall have the power to award any remedies available under applicable law. The arbitrator may grant injunctions and other relief in such disputes. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the arbitrator may award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. notwithstanding the foregoing, this Section will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to this agreement and the agreements incorporated herein by reference. Should any part of this agreement to arbitrate contained in this section conflict with any other arbitration agreement applicable to the Parties, the Parties agree that the agreement to arbitrate in this Section shall govern.

19.
Cooperation with Company Group. Employee agrees that he shall provide reasonable cooperation and assistance to the Company Group in the transition of his role and in the resolution of any matters in which Employee was involved during the course of Employee’s relationship with the Company Group, or about which Employee has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company Group, including any investigations, audits, claims or actions involving or against its officers, directors and employees. Employee’s cooperation with such matters shall include, without limitation, being available to consult with the Company Group regarding matters in which Employee has been involved or has knowledge; to reasonably assist the Company Group in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company Group. Employee agrees to keep the Company’s Human Resources department apprised of his current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Company Group in connection with this Section 19. Employee understands and agrees that this provision requires his cooperation with the Company Group, but is not intended to have any influence whatsoever on any specific outcome in any matter and he is expected at all times to provide truthful testimony and responses in connection with any matter. Employee understands and agrees that he is not otherwise entitled to any additional compensation for such transition assistance, beyond the payments and consideration provided under this Agreement.
20.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company Group and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company Group for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company Group by reason of any such claims, including attorneys’ fees and costs.

21.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities or ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to Employee will be delayed until the first payroll date that that occurs on or after the date six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A), except that in the event of Employee’s death, any such delayed payments will be paid as soon as practicable after the date of Employee’s death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. In no event will the Releasees have any obligation to reimburse, indemnify or hold harmless Employee for any taxes or costs that may be imposed on or incurred by Employee as a result of Section 409A. In no event will Employee have discretion to determine the taxable year of payment of any separation-related payments.

22.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

23.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company Group and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company Group and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company Group (including the Employment Agreement, except as set forth later in this sentence), with the exception of the Confidentiality Agreement, any indemnification agreement between the Company Group and Employee, Sections 8 and 10 of the Employment Agreement, and the Award Documents. Employee agrees and acknowledges that any payments or benefits under this Agreement shall be subject to the Company’s Compensation Clawback Policy, and any clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or that is otherwise adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

26.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized representative of the Company’s Board of Directors.

27.
Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of Arizona.

28.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service or other electronic transmission or signature.

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30.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company Group or any third party, with the full intent of releasing all of Employee’s claims against the Company Group and any of the other Releasees. Employee acknowledges that:

() Employee has read this Agreement;

() Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;

() Employee understands the terms and consequences of this Agreement and of the releases it contains;

() Employee is fully aware of the legal and binding effect of this Agreement; and

(e) Employee has not relied upon any representations or statements made by the Company Group that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

LUCAS HALDEMAN, an individual

Dated: ____7/29/24____________ /s/ Lucas Haldeman

Lucas Haldeman

SMARTRENT, INC.

Dated: ____7/29/24____________ By /s/ Kristen Lee

Kristen Lee

Chief Legal Officer

SCHEDULE I

Outstanding Equity Awards

Type of Equity Award	Grant Date	Grant Number	Plan	Per Share Exercise Price	Number of Shares Vested or Distributed as of the Separation Date	Number of Shares Outstanding and Unvested as of the Separation Date
Option	01/23/2024	FIDN069PZLN0D	2021	$3.36	0	1,070,859
Option	01/24/2023	FIDMOW055AE41	2018	$2.87	319,233	957,702
Option	11/18/2020	ES-14	2018	$0.64	2,033,834	184,895
Option	08/17/2019	ES-01(ISO)	2018	$0.47	939,911	0
Option	08/17/2019	ES-01(NSO)	2018	$0.47	1,192,509	0
RSU	01/18/2022	FIDLPZNSYBOJ	2021	N/A	337,915	202,751
RSU	08/24/2021	ES-65	2021	N/A	55,097	27,548
RSU	08/24/2021	ES-66	2021	N/A	53,245	19,777
RSU	04/19/2021	ES-15	2021	N/A	396,869	91,586

Equity Award Vesting Schedule (to be accelerated as provided in this Agreement)

Vesting Date	Type of Equity Award	Grant Date	Grant Number	Number of Shares Scheduled to Vest*	Per Share Exercise Price
Aug-16-2024	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Aug-18-2024	NSO	Nov-18-2020	ES-14	46,223	$0.64
Aug-19-2024	RSU	Apr-19-2021	ES-15	10,177	N/A
Aug-24-2024	RSU	Aug-24-2021	ES-65	27,548	N/A

Aug-24-2024	RSU	Aug-24-2021	ES-66	1,522	N/A
Sep-18-2024	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Sep-18-2024	NSO	Nov-18-2020	ES-14	46,224	$0.64
Sep-19-2024	RSU	Apr-19-2021	ES-15	10,176	N/A
Sep-24-2024	RSU	Aug-24-2021	ES-66	1,521	N/A
Oct-18-2024	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Oct-18-2024	NSO	Nov-18-2020	ES-14	46,224	$0.64
Oct-19-2024	RSU	Apr-19-2021	ES-15	10,176	N/A
Oct-24-2024	RSU	Aug-24-2021	ES-66	1,522	N/A
Nov-18-2024	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Nov-18-2024	NSO	Nov-18-2020	ES-14	46,224	$0.64
Nov-19-2024	RSU	Apr-19-2021	ES-15	10,176	N/A
Nov-24-2024	RSU	Aug-24-2021	ES-66	1,521	N/A
Dec-18-2024	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Dec-19-2024	RSU	Apr-19-2021	ES-15	10,176	N/A
Dec-24-2024	RSU	Aug-24-2021	ES-66	1,521	N/A
Jan-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Jan-19-2025	RSU	Apr-19-2021	ES-15	10,176	N/A
Jan-23-2025	NSO	Jan-23-2024	FIDNO69PZLNOD	267,714	$3.36
Jan-24-2025	NSO	Jan-24-2023	FIDMOWO55AE4I	319,234	$2.87
Jan-24-2025	RSU	Aug-24-2021	ES-66	1,521	N/A
Feb-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,263	N/A
Feb-19-2025	RSU	Apr-19-2021	ES-15	10,176	N/A
Feb-24-2025	RSU	Aug-24-2021	ES-66	1,522	N/A
Mar-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Mar-19-2025	RSU	Apr-19-2021	ES-15	10,177	N/A
Mar-24-2025	RSU	Aug-24-2021	ES-66	1,521	N/A
Apr-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Apr-19-2025	RSU	Apr-19-2021	ES-15	10,176	N/A
Apr-24-2025	RSU	Aug-24-2021	ES-66	1,521	N/A
May-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
May-24-2025	RSU	Aug-24-2021	ES-66	1,521	N/A
Jun-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Jun-24-2025	RSU	Aug-24-2021	ES-66	1,522	N/A
Jul-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Jul-24-2025	RSU	Aug-24-2021	ES-66	1,521	N/A
Aug-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Aug-24-2025	RSU	Aug-24-2021	ES-66	1,521	N/A
Sep-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Oct-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,263	N/A
Nov-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Dec-18-2025	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,264	N/A
Jan-18-2026	RSU	Jan-18-2022	FIDLPZNZSYBOJ	11,265	N/A
Jan-23-2026	NSO	Jan-23-2024	FIDNO69PZLNOD	267,715	$3.36
Jan-24-2026	NSO	Jan-24-2023	FIDMOWO55AE4I	319,234	$2.87

* Shares actually will vest only if and as provided in this Agreement.

Exhibit A

TRANSFERRED DOMAINS

• smartrent.com
• alloyhome.com
• alloyautomation.com
• alloyaccess.com
• alloyaccess-demo.com
• alloyaccess-qa.com
• alloyinstall-qa.com
• alloyinstall.com
• alloypass.com
• alloysmarthome.com
• alloyparking.com
• gosmartrent.com
• selftournow.com
• smartrent-email.com
• smartrent-security.com
• srinternal.io
• walkinator.com
• smartrent-ui.com

Exhibit B

DOMAIN NAME ASSIGNMENT AGREEMENT

THIS DOMAIN NAME ASSIGNMENT AGREEMENT (the “Domain Assignment”) is made and entered into as of July 29, 2024 (the “Effective Date”), by and between Lucas Haldeman (“Employee”), and SmartRent, Inc. (“Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Company has used the domain names set forth in Schedule A attached hereto (collectively referred to as the “Domain Names”);

WHEREAS, Employee and the Company intended from the first date of use that Company be the sole and exclusive owner of all such Domain Names; and

WHEREAS, pursuant to the terms and subject to the conditions set forth herein, Employee and Company now wish to document, effect, and confirm such assignment to Company of such Domain Names.

NOW THEREFORE, in consideration of the foregoing and of the promises contained in this Agreement, the Parties agree as follows:

AGREEMENT

1.
Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee hereby irrevocably assigns, transfers and conveys to Company all of the Employee’s worldwide right, title and interest in and to the Domain Names (and all registrations, renewals and extensions thereof) Upon execution of this Domain Assignment, Employee will file all documents and take all action necessary to transfer all of Employee’s rights to the Domain Names. Employee covenants to promptly take whatever actions are reasonably necessary, including, but not limited to, executing additional documents as requested by Company, to assist Company in perfecting Company’s rights to the Domain Names. In particular, Employee hereby covenants to fully cooperate with and assist Company in the submission of any electronic mail messages or Registrant Name Change Agreements or any other documents required by any entity responsible for maintaining records of ownership of Internet domain names to transfer the assignment and registration of the Domain Names from Employee to Company, in accordance with such entity’s procedures and policies.
2.
Cooperation. In accordance with this Domain Assignment, Employee agrees, promptly upon the request of Company, to execute and deliver such further agreements or documents, and to take such further action, as may be necessary or desirable to evidence more fully the transactions described in this Domain Assignment.
3.
Miscellaneous.
3.1.
Authorization. Each Party represents and warrants that it is fully entitled and duly authorized to enter into this Domain Assignment.
3.2.
Entire Agreement. The terms of this Domain Assignment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Domain Assignment may not be amended except in a writing signed by both of the Parties.

3.3.
Successors and Assigns. This Domain Assignment is binding upon and shall inure to the benefit of each Party to this Domain Assignment and to any successors in interests or assigns of any Party to this Domain Assignment.
3.4.
Counterparts. This Domain Assignment may be executed in counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.
3.5.
Governing Law. This Domain Assignment is governed by and construed in accordance with the laws of the State of Arizona, and the Parties consent to the exclusive jurisdiction of any court of competent jurisdiction sitting in the State of Arizona.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

LUCAS HALDEMAN, an individual

Dated: ______7/29/24__________ /s/ Lucas Haldeman

Lucas Haldeman

SMARTRENT, INC.

Dated: _____7/29/24___________ By /s/ Kristen Lee

Kristen Lee

Chief Legal Officer

SCHEDULE A

TRANSFERRED DOMAINS

• smartrent.com
• alloyhome.com
• alloyautomation.com
• alloyaccess.com
• alloyaccess-demo.com
• alloyaccess-qa.com
• alloyinstall-qa.com
• alloyinstall.com
• alloypass.com
• alloysmarthome.com
• alloyparking.com
• gosmartrent.com
• selftournow.com
• smartrent-email.com
• smartrent-security.com
• srinternal.io
• walkinator.com
• smartrent-ui.com